UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 3, 2012
Date of Report (Date of earliest event reported)

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

On December 3, 2012, Young Innovations, Inc., a Missouri corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Young Innovations Holdings LLC, a Delaware limited liability company (“Parent”), YI Acquisition Corp., a Missouri corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Linden Capital Partners. The Merger Agreement was unanimously approved by the Company’s Board of Directors.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares (i) held by the Company in treasury, (ii) owned by Parent or Merger Sub or any of their respective affiliates, or (iii) held by shareholders who have exercised and not withdrawn a demand for appraisal rights under Missouri law) will be cancelled and converted automatically into the right to receive $39.50 in cash (the “Merger Consideration”), without interest and subject to any tax withholding.

Consummation of the Merger is subject to various closing conditions, including (i) the adoption of the Merger Agreement by the holders of at least two-thirds (2/3) of the outstanding shares of the Company’s common stock entitled to vote on the Merger (the “Requisite Stockholder Vote”), (ii) the absence of certain legal impediments, and (iii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Merger Agreement, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement) and (ii) the other party’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement on or prior to the closing date. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the non-occurrence of any condition, circumstance, event, change, occurrence, state of facts or effect that has had or would reasonably be expected to have a Company Material Adverse Effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole or prevents or materially impairs, interferes with, impedes or delays the ability of the Company to perform its obligations under, or to consummate the transactions contemplated by, the Merger Agreement (subject to various exceptions). Consummation of the Merger is not subject to a financing condition. If the Merger is not consummated by March 29, 2013, either party generally has the right to terminate the Merger Agreement.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. Subject to the terms and conditions set forth in the financing commitment, funds affiliated with Linden Capital Partners II LP (the “Sponsor”) and other investors have committed to invest, directly or indirectly, at or immediately prior to the consummation of the Merger, an aggregate of $125,000,000 in Parent or Merger Sub, solely for the purpose of (i) funding the aggregate Merger Consideration  and (ii) paying all related fees and expenses pursuant to, and in accordance with, the Merger Agreement. The Sponsor has also agreed to guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, on the terms and subject to the conditions set forth in a sponsor guarantee in favor of the Company, including the payment of any reverse termination fee and specified costs and expenses that may become payable by Parent.

In connection with the Merger, Madison Capital Funding LLC, Golub Capital LLC, on behalf of itself and/or one or more of its affiliates and Ares Capital Corporation (the “Senior Lenders”) have committed to provide senior secured financing facilities in an aggregate amount of $140.0 million (the “Senior Debt Facilities”) on the terms and conditions set forth in a debt commitment letter (the “Senior Debt Commitment Letter”).  The Senior Debt Facilities will consist of a $130.0 million term loan facility and a $10.0 million revolving credit facility.  In addition, Maranon Capital, L.P., Audax Mezzanine Fund III, L.P. and CFIG Polished Co-Invest SPV, LLC (the “Mezzanine Investors”) have committed to provide a mezzanine financing facility in an aggregate amount consisting of $65.0 million of Senior Subordinated Notes (the “Mezzanine Facility”) on the terms and conditions set forth in a debt commitment letter (the “Mezzanine Commitment Letter”).

The aggregate proceeds from the equity and debt financing commitments are expected to be sufficient for Parent to finance the transactions contemplated by the Merger Agreement.

The commitments by the Senior Lenders to provide the Senior Debt Facilities and the Mezzanine Investors to provide the Mezzanine Facility will terminate on March 29, 2013 if the respective facilities have not closed on or before that date.  The obligations of the Senior Lenders to provide debt financing under the Senior Debt Commitment Letter and of the Mezzanine Investors to provide debt financing under the Mezzanine Commitment Letter are subject to a number of conditions, including, without limitation, (1) consummation of the Merger on the terms and conditions set forth in the Merger Agreement absent any changes, amendments, waivers or other modifications that are materially adverse to the interests of agent or the Senior Lenders or the Mezzanine Investors, as applicable, (2) execution and delivery of financing documentation and other customary closing documents consistent with the terms and conditions of the applicable commitment letter, (3) in the case of the Senior Debt Facilities, a condition that the senior agent, for the benefit of itself and the Senior Lenders, shall have a valid perfected first priority security interest in certain collateral specified in the debt commitment letter and that the Company’s existing indebtedness and all liens relating thereto shall be terminated, other than indebtedness permitted under the definitive loan documentation, (4) the accuracy of certain specified representations and warranties in the Merger Agreement with respect to the Company or made pursuant to the respective commitment letters, (5) since December 3, 2012, there shall not have occurred any “Company Material Adverse Effect” (as defined in and construed in accordance with the Merger Agreement), (6) pro forma senior and total leverage ratios of 4.0x and 6.0x, respectively, (7) payment of certain fees and expenses, (8) receipt of certain financial statements, consistent with those required under the Merger Agreement, as well as certain pro forma financial information and projections, (9) receipt by Parent of cash equity at close of at least 35% of the total capitalization of Holdings and its subsidiaries, (10) in the case of the Senior Facilities, receipt by Merger Sub of net cash proceeds at close from $65.0 million of senior subordinated notes (reduced if necessary to satisfy the leverage condition), consistent with the final mezzanine financing term sheet, and subject to a subordination agreement reasonably acceptable to the Senior Lenders, based on identified precedent, and (11) in the case of the Mezzanine Facility, substantially contemporaneous funding of the term loan under the Senior Debt Facilities.

The Company has made various representations, warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, including agreeing not to declare any dividends subsequent to December 3, 2012, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Requisite Stockholder Vote and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Company is permitted to solicit, initiate, facilitate or encourage inquiries regarding, or the making of any proposal or offer that constitutes, an Acquisition Proposal (as defined in the Merger Agreement) for the 40-day “go-shop” period after signing of the Merger Agreement, and after such period, the Company may not solicit, initiate or continue discussions with third parties regarding acquisition proposals other than with certain third parties that submitted an acquisition proposal during the “go-shop” period (each such party, an “Excluded Party”), and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Parent four days’ notice (whether during or after the “go-shop” period) before it is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal, during which period the Company must negotiate in good faith to make adjustments to the terms of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a superior proposal other than with an Excluded Party, the Company may be required to pay Parent a termination fee of $10,989,000 (the “Company Termination Fee”), or to reimburse Parent for up to $1.0 million of its out-of-pocket expenses in connection with the transaction.  If the Merger Agreement is terminated as a result of the Company’s entry into an agreement with respect to a superior proposal with an Excluded Party prior to expiration of the go-stop period, the Company may be  required to pay Parent a termination fee equal of $5,494,000, instead of the Company Termination Fee.  The Merger Agreement also provides that Parent may be required to pay the Company a reverse termination fee of $18,838,000 in certain instances where Parent fails to close the transaction.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission since November 1, 2011 and (b) certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement (except for the right of holders of common stock of the Company to receive the merger consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, The George E. Richmond 2006 Irrevocable Trust, The George E. Richmond Trust Under Agreement dated January 14, 1975, Richmond Foundation, Alfred E. Brennan, and Arthur L. Herbst Jr., all of whom are shareholders of the Company and collectively own approximately 30% of the issued and outstanding shares of the Company’s common stock, entered into a Voting Trust Agreement with Parent, as voting trustee (the “Voting Trustee”), in favor of Parent and Merger Sub (the “Voting Trust Agreement”).  In accordance with the Voting Trust Agreement, these stockholders placed an aggregate of 2,350,091 shares of the Company’s common stock into a voting trust, which is administered by the Voting Trustee. Under the terms of the Voting Trust Agreement, the Voting Trustee has the right, subject to the provisions of the Voting Trust Agreement, to exercise all rights and powers of a stockholder in respect of the shares deposited thereunder. The voting trusts will terminate upon the earlier to occur of: (i) termination by the Voting Trustee in writing; (ii) upon the dissolution or written resignation of the Voting Trustee; (iii) upon the shareholders selling all of the shares subject to the voting trust; (iv) a Change of Recommendation (as defined in the Merger Agreement); (v) the entry without the prior written consent of the shareholder into any amendment or modification to the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that results in a decrease in the merger consideration; (vi) the date of termination of the Merger Agreement; or (vii) March 29, 2013.  The foregoing description of the Voting Trust Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Voting Trust Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  In connection with the execution of the Merger Agreement, the Company amended the Amended and Restated Employment Agreements with Alfred E. Brennan, the Company’s Chief Executive Officer, and Arthur L. Herbst, Jr., the Company’s President (the “Employment Agreement Amendments”), to reduce the amount of certain payments payable to Messrs. Brennan and Herbst upon a change of control pursuant to their currently existing employment agreements in order to avoid exceeding the limits set forth in Section 280G of the Internal Revenue Code of 1986, as amended.  The Employment Agreement Amendments shall terminate and be of no further force or effect in the event the Merger Agreement is terminated.  The foregoing description of the Employment Agreement Amendments does not purport to be a complete description and is qualified in its entirety by reference to such agreements.  The Employment Agreement Amendments are attached hereto as Exhibits 10.2 and 10.3, respectively, to this Form 8-K and are hereby incorporated herein by reference.

Item 8.01  Other Events.

On December 4, 2012, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

We caution you that this document may contain disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company and the Merger. Forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions. These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, but are not limited to, uncertainties as to the timing of the Merger, including delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted with respect to the Merger; and the inability to complete the Merger due to the failure to obtain the Requisite Stockholder Vote or the failure to satisfy other closing conditions, including the receipt of required regulatory approvals, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2012 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company assumes no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It

This document may be deemed to be solicitation material with respect to the Merger. In connection with the Merger, the Company intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission, or the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by the Company with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a written request to Young Innovations, Inc., Investor Relations, 500 North Michigan Avenue, Suite 2204, Chicago, Illinois 60611, (312) 644-6400.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the special meeting of shareholders that will be held to consider the Merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 5, 2012, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of the Company’s security holders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 3, 2012, by and among Young Innovations Holdings LLC,YI Acquisition Corp. and Young Innovations, Inc.

10.1
Voting Trust Agreement, dated December 3, 2012, by and among Young Innovations Holdings LLC, The George E. Richmond 2006 Irrevocable Trust, The George E. Richmond Trust Under Agreement dated January 14, 1975, Richmond Foundation, Alfred E. Brennan, and Arthur L. Herbst Jr.

10.2	Amendment to Employment Agreement, dated December 3, 2012, between the Company and Alfred E. Brennan.

10.3	Amendment to Employment Agreement, dated December 3, 2012, between the Company and Arthur L. Herbst, Jr.

99.1	Press Release of Young Innovations, Inc., dated December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated:  December 4, 2012